Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.
NON-GAAP MEASURES & KEY METRICS
(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Key Metrics					
Total Markets (at period end)	50	50	50	50	50
Total Revenue	$ 1,153	$ 1,084	$ 1,377	$ 1,511	$ 1,181
Gross profit	$ 99	$ 85	$ 105	$ 129	$ 114
Net loss	$ (85)	$ (113)	$ (78)	$ (92)	$ (109)
Inventory (at period end)	$ 2,362	$ 2,159	$ 2,145	$ 2,234	$ 1,881
Non-GAAP Financial Measures					
Adjusted Gross Profit	$ 100	$ 75	$ 99	$ 154	$ 104
Selling Costs	(29)	(23)	(32)	(43)	(34)
Holding Costs	(17)	(14)	(15)	(16)	(13)
Contribution Profit	$ 54	$ 38	$ 52	$ 95	$ 57
Adjusted EBITDA	$ (30)	$ (49)	$ (38)	$ (5)	$ (50)
Adjusted Net Loss	$ (63)	$ (77)	$ (70)	$ (31)	$ (80)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Gross profit	8.6 %	7.8 %	7.6 %	8.5 %	9.7 %
Adjusted Gross Profit	8.7 %	6.9 %	7.2 %	10.2 %	8.8 %
Contribution Profit	4.7 %	3.5 %	3.8 %	6.3 %	4.8 %
Net loss	(7.4)%	(10.4)%	(5.7)%	(6.1)%	(9.2)%
Adjusted EBITDA	(2.6)%	(4.5)%	(2.8)%	(0.3)%	(4.2)%
Adjusted Net Loss	(5.5)%	(7.1)%	(5.1)%	(2.1)%	(6.8)%
Inventory Rollforward					
Homes in Inventory (at beginning of period)	6,417	6,288	6,399	5,706	5,326
Homes Purchased	3,609	2,951	3,504	4,771	3,458
Homes Sold	(2,946)	(2,822)	(3,615)	(4,078)	(3,078)
Homes in Inventory (at period end)	7,080	6,417	6,288	6,399	5,706

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended March 31, 2025 2024 REVENUE $ 1,153 $ 1,181 COST OF REVENUE 1,054 1,067 GROSS PROFIT 99 114 OPERATING EXPENSES: Sales, marketing and operations 98 113 General and administrative 33 47 Technology and development 21 41 Restructuring 3 — Total operating expenses 155 201 LOSS FROM OPERATIONS (56) (87) INTEREST EXPENSE (33) (37) OTHER INCOME – Net 4 15 LOSS BEFORE INCOME TAXES (85) (109) INCOME TAX EXPENSE — — NET LOSS $ (85) $ (109) Net loss per share attributable to common shareholders: Basic $ (0.12) $ (0.16) Diluted $ (0.12) $ (0.16) Weighted-average shares outstanding: Basic 723,542 682,457 Diluted 723,542 682,457

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) March 31, 2025 December 31, 2024 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 559 $ 671 Restricted cash 134 92 Marketable securities — 8 Escrow receivable 20 6 Real estate inventory, net 2,362 2,159 Other current assets 77 61 Total current assets 3,152 2,997 PROPERTY AND EQUIPMENT – Net 44 48 RIGHT OF USE ASSETS 17 18 GOODWILL 3 3 OTHER ASSETS 61 60 TOTAL ASSETS $ 3,277 $ 3,126 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 102 $ 92 Non-recourse asset-backed debt – current portion 946 432 Interest payable 3 3 Lease liabilities – current portion 2 2 Total current liabilities 1,053 529 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 1,187 1,492 CONVERTIBLE SENIOR NOTES 378 378 LEASE LIABILITIES – Net of current portion 13 13 OTHER LIABILITIES 1 1 Total liabilities 2,632 2,413 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 726,835,454 and 719,990,121 shares issued, respectively; 726,835,454 and 719,990,121 shares outstanding, respectively — — Additional paid-in capital 4,455 4,438 Accumulated deficit (3,810) (3,725) Accumulated other comprehensive loss — — Total shareholders’ equity 645 713 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 3,277 $ 3,126

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Three Months Ended March 31, 2025 2024 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (85) $ (109) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash used in operating activities: Depreciation and amortization  10 14 Amortization of right of use asset 1 2 Stock-based compensation 14 33 Inventory valuation adjustment 13 7 Change in fair value of equity securities 3 2 Other — 2 Changes in operating assets and liabilities: Escrow receivable (14) (6) Real estate inventory (212) (114) Other assets (16) (13) Accounts payable and other accrued liabilities 8 6 Lease liabilities (1) (2) Net cash used in operating activities (279) (178) CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (4) (8) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 6 30 Net cash provided by investing activities 2 22 CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from issuance of common stock for ESPP 1 2 Proceeds from non-recourse asset-backed debt 576 — Principal payments on non-recourse asset-backed debt (362) (100) Payment of loan origination fees and debt issuance costs (8) — Net cash provided by (used in) financing activities 207 (98) NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (70) (254) CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 763 1,540 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 693 $ 1,286 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 31 $ 34 DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 1 $ 5 RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 559 $ 953 Restricted cash 134 333 Cash, cash equivalents, and restricted cash $ 693 $ 1,286

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit and Contribution Profit to our Gross Profit

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenue (GAAP)	**$ 1,153**	**$ 1,084**	**$ 1,377**	**$ 1,511**	**$ 1,181**
Gross profit (GAAP)	**$ 99**	**$ 85**	**$ 105**	**$ 129**	**$ 114**
Gross Margin	8.6 %	7.8 %	7.6 %	8.5 %	9.7 %
Adjustments:					
Inventory valuation adjustment – Current Period (1)(2)	13	6	10	34	7
Inventory valuation adjustment – Prior Periods (1)(3)	(12)	(16)	(16)	(9)	(17)
Adjusted Gross Profit	**$ 100**	**$ 75**	**$ 99**	**$ 154**	**$ 104**
Adjusted Gross Margin	8.7 %	6.9 %	7.2 %	10.2 %	8.8 %
Adjustments:					
Direct selling costs (4)	(29)	(23)	(32)	(43)	(34)
Holding costs on sales – Current Period (5)(6)	(5)	(4)	(6)	(5)	(5)
Holding costs on sales – Prior Periods (5)(7)	(12)	(10)	(9)	(11)	(8)
Contribution Profit	**$ 54**	**$ 38**	**$ 52**	**$ 95**	**$ 57**
Homes sold in period	2,946	2,822	3,615	4,078	3,078
Contribution Profit per Home Sold (in thousands)	**$ 18**	**$ 13**	**$ 14**	**$ 23**	**$ 19**
Contribution Margin	4.7 %	3.5 %	3.8 %	6.3 %	4.8 %

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes, and are included in Sales, marketing and operations on the Condensed Consolidated Statements of Operations.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our Net Loss

	Three Months Ended				
(in millions, except percentages)	**March 31, 2025**	**December 31, 2024**	**September 30, 2024**	**June 30, 2024**	**March 31, 2024**
Revenue (GAAP)	**$ 1,153**	**$ 1,084**	**$ 1,377**	**$ 1,511**	**$ 1,181**
Net loss (GAAP)	**$ (85)**	**$ (113)**	**$ (78)**	**$ (92)**	**$ (109)**
Adjustments:					
Stock-based compensation	14	23	25	33	33
Equity securities fair value adjustment[1]	3	—	3	2	2
Intangibles amortization expense[2]	—	—	1	1	2
Amortization of stock-based compensation capitalized to IDSW[3]	3	—	—	—	—
Inventory valuation adjustment – Current Period[4][5]	13	6	10	34	7
Inventory valuation adjustment — Prior Periods[4][6]	(12)	(16)	(16)	(9)	(17)
Restructuring[7]	3	17	—	—	—
Loss on extinguishment of debt	—	1	—	1	—
Legal contingency accrual and related expenses	—	5	—	—	—
Other[8]	(2)	—	(15)	(1)	2
Adjusted Net Loss	**$ (63)**	**$ (77)**	**$ (70)**	**$ (31)**	**$ (80)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles	5	7	10	7	11
Property financing[9]	29	28	30	26	32
Other interest expense[10]	4	4	4	4	5
Interest income[11]	(5)	(11)	(12)	(12)	(18)
Income tax expense	—	—	—	1	—
Adjusted EBITDA	**$ (30)**	**$ (49)**	**$ (38)**	**$ (5)**	**$ (50)**
Adjusted EBITDA Margin	(2.6)%	(4.5)%	(2.8)%	(0.3)%	(4.2)%

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets had useful lives ranging from 1 to 5 years and amortization was incurred until the intangible assets were fully amortized in 2024.

(3) Beginning in the quarter ended March 31, 2025, the Company revised the presentation of the amortization of stock-based compensation capitalized to IDSW to more appropriately present the full impact of all stock-based compensation expenses. This expense was previously included in "Depreciation and amortization, excluding amortization of intangibles." Had this presentation been applied for the three months ended December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, Adjusted Net Loss would have improved by $3 million, $3 million, $3 million, and $4 million, respectively, with no impact to Adjusted EBITDA.

(4) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(5) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(6) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(7) Restructuring costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with the elimination of employees' roles. Additionally, these costs include expenses related to the termination of certain non-cancelable leases and consulting fees incurred during the restructuring process.

(8) Includes primarily gain on deconsolidation, net, impairment of IDSW projects related to restructuring, related party services income, and sublease income.

(9) Includes interest expense on our non-recourse asset-backed debt facilities.

(10) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the 2026 Notes outstanding.

(11) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.